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                                                                    EXHIBIT 10.4

                       ALLEGHENY TECHNOLOGIES INCORPORATED

                         KEY EXECUTIVE PERFORMANCE PLAN

                         EFFECTIVE AS OF JANUARY 1, 2004
                        AND AS AMENDED FEBRUARY 24, 2005

ARTICLE I. ADOPTION AND PURPOSE OF THE KEY EXECUTIVE PERFORMANCE PLAN

            1.01 ADOPTION. This Key Executive Performance Plan is adopted by the Personnel and Compensation Committee of the Board of Directors as a part of the Allegheny Technologies Incorporated executive compensation program effective January 1, 2004. The KEPP Payments, if any, earned under this Plan are intended as performance based compensation within the meaning of
      Section 162(m) of the Internal Revenue Code of 1986, as amended, as incentive compensation determined solely with reference to attainment in predetermined levels of Earnings and Operational Goals within the relevant Performance Period.

            1.02 PURPOSE. The purposes of the KEPP are (i) to direct the focus of key management employees to the achievement of goals deemed necessary for the success of the Corporation, (ii) to assist the Corporation in retaining and motivating selected key management employees of the Corporation and its subsidiaries who will contribute to the success of the Corporation and (iii) to reward key management employees for the overall success of the Corporation as determined with reference to predetermined levels of Earnings of the Corporation and attainment of Operational Goals. The KEPP is intended to act as an incentive to participating key management employees to achieve long-term objectives that will inure to the benefit of all stockholders of the Corporation measured in terms of achievement of predetermined levels of Earnings of the Corporation and attainment of Operational Goals.

            1.03 PLAN DOCUMENT. This KEPP plan document is intended as the plan document as adopted by the Committee, which will govern all Performance Periods of the KEPP beginning in or after 2004.

ARTICLE II. DEFINITIONS

      For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

            2.01 AWARD means an opportunity to earn a KEPP Payment in a particular Performance Period. Each Award shall be denominated in dollars that can be earned upon

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      attainment of predetermined Earnings thresholds (Level 1) and the maximum amount that may be paid with respect to Operational Goals before the application of Negative Discretion (Level 2).

            2.02 AWARD AGREEMENT means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation specifically setting forth the terms and conditions of a KEPP Award granted to a Participant pursuant to Article VI of this Plan.

            2.03 BOARD means the Board of Directors of the Corporation.

            2.04 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.

            2.05 CHANGE IN CONTROL means any of the events set forth below:

                  (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of a number of Corporation Voting Securities in excess of 25% of the Corporation Voting Securities unless such acquisition has been approved by the Board; or

                  (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on January 1, 2001 and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 2001; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

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                  (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all the assets of the Corporation.

            2.06 COMMITTEE means the Personnel and Compensation Committee of the Board.

            2.07 CORPORATION means Allegheny Technologies Incorporated, a Delaware corporation, and its successors.

            2.08 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

            2.09 DATE OF AWARD means the date as of which an Award is granted in accordance with Article VI of this Plan.

            2.10 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a Participant's employment by the Corporation or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such Participant and the Corporation or an applicable subsidiary, such Participant shall be deemed to be disabled for purposes of the KEPP.

            2.11 EFFECTIVE DATE means January 1, 2004 and, for the amendment for grants made in or after 2005, February 24, 2005.

            2.12 EARNINGS means the earnings of the Corporation determined in accordance with generally accepted accounting principles, provided, however, for the 2005 through 2007 Performance Period, Earnings shall be expressed in terms of income before taxes.

            2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

            2.14 KEPP PAYMENT means the amount actually earned by a Participant in a particular Performance Period. Each KEPP Payment shall be the sum of the amounts earned by a Participant during a Performance Period as Level I and Level 2 achievement.

            2.15 LEVEL 1 means that portion of an Award that may be earned based on attainment of Earnings.

            2.16 LEVEL 2 means that portion of an Award that may be earned, after application of Negative Discretion by the Committee, based on attainment of Operational

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      Goals. The Level 2 portion of any Award shall be denominated in the maximum amount that may be earned with respect to Operational Goals prior to the application of Negative Discretion.

            2.16 NEGATIVE DISCRETION means the power of the Committee to be exercised solely in the Committee's discretion to reduce the Level 2 portion of any Award. It is anticipated that the Committee will review with the Chief Executive Officer of the Corporation the relative attainment of Operational Goals during a particular Performance Period before the Committee exercises its Negative Discretion.

            2.17 OPERATIONAL GOALS means the goals set by the Committee at the commencement of a Performance Period to be attained by the Participants during the course of a particular Performance Period. Operational Goals will be set forth in terms of operating objectives and/or criteria, which may or may not be earnings measures that, in the judgment of the Committee after consultation with the Chief Executive Officer of the Corporation, will enhance the success of the Corporation during and beyond a particular Performance Period.

            2.18 PARTICIPANT means any key management employee selected by the Committee, pursuant to Section 5.01 of this Plan, as eligible to participate under the KEPP for any one or more Performance Period.

            2.18 PERFORMANCE PERIOD means a period of more than one fiscal year of the Corporation over which the attainment of Earnings and Operational Goals shall be measured.

            2.19 PLAN or KEPP means the Key Executive Performance Plan as set forth in this plan document or as the same may be amended from time to time.

            2.20 RETIREMENT means, with the consent of the Corporation, a termination of employment with the Corporation and each subsidiary of the Corporation at or after (i) attaining age 55 and (ii) completing five years of employment with the Corporation and/or any subsidiary of the Corporation.

            2.21 WITHHOLDING OBLIGATIONS means the amount of federal, state and local income and payroll taxes the Corporation determines in good faith must be withheld with respect to a KEPP Payment. Withholding Obligations may be settled by the Participant, as permitted by the Committee in its discretion, in cash, previously owned shares of common stock of the Corporation or any combination of the foregoing.

ARTICLE III. ADMINISTRATION

            In addition to any power reserved to the Committee under the governing documents of the Corporation, the KEPP shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the KEPP and its Participants. The Committee shall have the sole and

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      absolute authority and discretion to interpret the KEPP, to amend or modify this Plan for the KEPP, to select, in accordance with Section 5.01 of this Plan, the persons who will be Participants hereunder, to set all Earnings thresholds and Operational Goals, to determine all performance criteria, levels of Awards and KEPP Payments payable, to determine, after review of the Corporation's financial reports, the degree to which any threshold of Earnings has been achieved for a Performance Period with respect to the Level 1 portion of any Award, to review the attainment of Operational Goals and exercise Negative Discretion with respect to the Level 2 portion of any Award, to impose such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the KEPP as it may deem necessary or advisable.

ARTICLE IV. OVERVIEW OF KEPP

            4.01 CASH BONUS PLAN. KEPP is designed to pay cash bonuses to participating key executives after the end of a Performance Period based on the level (i) of achievement of predetermined Earnings thresholds and
      (ii) attainment of Operational Goals (to which the Committee may exercise Negative Discretion).

            4.02 LEVELS OF AWARDS. KEPP Awards are granted with two levels. The first level, Level 1, is a cash bonus payment based on achievement of Earnings that the Committee has no discretion to reduce. KEPP Payments earned under Level 1 will be earned solely with reference to Earnings attained during the Performance Period. The second level, Level 2 is a cash bonus payment based on level of attainment of Operational Goals that the Committee has the Negative Discretion to reduce. The Committee's judgment in exercising its Negative Discretion to arrive at a KEPP Payment under Level 2 is expected to be guided by the degree to which the Corporation generally or the participating key executives in particular have attained predetermined Operational Goals. The Committee is expected to review the level of attainment of Operational Goals with the Chief Executive Officer of the Corporation before exercising any Negative Discretion.

            4.03 PARTICIPATING KEY EXECUTIVES. It is intended that the number of participating key executives shall be limited to those key executives with the most direct influence on the attainment of Earnings and operational goals.

ARTICLE V. PARTICIPATION

            5.01 DESIGNATION OF PARTICIPANTS. Participants in the KEPP shall be such key management employees of the Corporation or of its subsidiaries as the Committee, in its sole discretion, may designate as eligible to participate in the KEPP for any one or more Performance Periods. No later than 90 days after the commencement of each Performance Period during the term of the KEPP, the Committee shall designate the Participants who are eligible to participate in the KEPP during such Performance Period. The Committee's designation of a Participant with respect to any Performance Period shall not require the Committee to designate such person as a Participant with respect to any other Performance Period. The Committee shall consider such factors as it deems pertinent in selecting Participants. The Committee shall promptly provide to each person selected as a

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      Participant written notice of such selection.

ARTICLE VI. GRANTS UNDER THE KEPP

            6.01 ANNUAL DETERMINATION REGARDING PERFORMANCE PERIOD. No later than the 60th day of each calendar year, the Committee shall determine whether to establish a Performance Period, provided, however, for a Performance Period established in calendar year 2004, the Committee may make a determination under this Section 6.01 at any time prior to the 90th day of calendar year 2004.

            6.02 DETERMINATION OF GRANTS, AWARDS (BOTH LEVEL 1 AND LEVEL 2) AND PERFORMANCE CRITERIA. For each Performance Period, the Committee shall take the following actions no later than the 90th day of the first calendar year of that Performance Period:

                  (a) Identify Participants for that Performance Period.

                  (b) Establish the level of Level 1 and Level 2 opportunities for each Participant.

                  (c) Set the Earnings target(s).

                  (d) Set the Operational Goals and relative weightings after discussing such goals and weighting with the Chief Executive Officer in order to bring the Operational Goals as closely as possible in line with the Corporation's business plans.

            6.03 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation during a then uncompleted Performance Period for reasons other than death, Disability or Retirement, any KEPP Award for any then uncompleted Performance Period shall be forfeited automatically. If a Participant terminates employment with the Corporation and each subsidiary of the Corporation for reasons of death, Disability or Retirement during a then uncompleted Performance Period, the Participant shall be entitled to receive a pro rata KEPP Payment for each then uncompleted Performance Period determined:

                  (a) when the KEPP Payments for all other Participants in such
            Performance Period(s) are determined; and

                  (b) based on the actual level of achievement of Earnings for that Performance Period and the attainment of Operational Goals, after the application of Negative Discretion.


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ARTICLE VII. DETERMINATION OF ACHIEVEMENT OF EARNINGS AND OPERATIONAL GOALS

            7.01 DETERMINATION OF EARNINGS AND OPERATIONAL GOALS. As promptly as administratively feasible but in no event later than the March 1st of the calendar year following last calendar year of each Performance Period, the Committee shall determine Earnings of the Corporation and the attainment of Operational Goals and the degree, if any, to which the Committee will exercise Negative Discretion.

            7.02 DETERMINATION OF KEPP PAYMENTS. KEPP Payments for a particular Performance Period for a particular Participant shall be the result of adding (i) the amount earned by a particular Participant under Level 1 based on the Corporation's actual Earnings during the Performance Period and (ii) the amount earned by a particular Participant under Level 2 based on attainment of Operational Goals and after the application, if any, by the Committee of Negative Discretion.

ARTICLE VIII. MISCELLANEOUS

            8.01 CHANGE IN CONTROL. In the event of a Change in Control, during an uncompleted Performance Period, KEPP Payments (i) with respect to KEPP Awards made in 2004 with respect to the 2004 through 2006 Performance Period, shall be determined as of the date of the Change in Control at the highest (that is 7X) level of Earnings for the entire 2004 through 2006 Performance Period without pro ration for any factor and KEPP Payments for the whole of the 2004 through 2006 Performance Period shall be delivered to the Participants as soon after the Change in Control as is administratively feasible; (ii) with respect to KEPP Awards made in 2005 with respect to the 2005 through 2007 Performance Period, shall be determined as of the date of the Change in Control (x) with respect to Level 1, by first determining the aggregate amount of income before taxes actually attained by the Corporation for the period beginning on January 1, 2005 and ending on (and including) the date of the Change in Control, dividing that amount by the number of days during the period beginning on January 1, 2005 and ending on (and including) the date of the Change in Control and multiplying that daily amount by the total number of days in calendar years 2005, 2006 and 2007 and, using the amount of income before taxes determined under the foregoing, determining the appropriate amount to be paid under Level 1 and (y) with respect to Level 2, if the amount of the Level 1 payment determined under the preceding clause is less than the maximum level for the 2005 through 2007 Performance Period, the Committee shall meet immediately prior to the date of the Change in Control (or as soon as practicable after the Committee knows of the impending Change in Control) and determine the amount, if any, of KEPP Payment appropriate under Level 2 for the 2005 through 2007 Performance Period and the KEPP Payments for the 2005 through 2007 Performance Period shall be delivered to the Participants as soon after the Change in Control as is administratively feasible and (iii) for any subsequent Performance Period, in a manner determined by the Committee at the time of the award for that Performance Period.

            8.02 NON-UNIFORM DETERMINATIONS. The actions and determinations of the Committee need not be uniform and may be taken or made by the Committee selectively among employees or Participants, whether or not similarly situated.


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            8.03 AMENDMENT AND TERMINATION OF THE PLAN. The Committee shall have complete power and authority to amend or terminate this Plan at any time it is deemed necessary or appropriate. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the KEPP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

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